SETTLEMENT AGREEMENT
This SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of March 27, 2020, by and among Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), on the one hand, and Impala Master Fund Ltd., a Cayman Islands exempt company (“Impala Fund”), and Impala Asset Management LLC, a Delaware limited liability company (the “Investment Manager” and collectively with Impala Fund, “Impala”), on the other hand. The Company and Impala are referred to herein individually as a “party” and collectively as the “parties.”
WHEREAS, on January 24, 2020, Impala submitted notice (the “Nomination Notice”) of its intent to nominate two candidates for election to the Board of Directors of the Company (the “Board”) at the 2020 Annual Meeting; and
WHEREAS, the Company and Impala have determined that it is in the best interest of the Company’s shareholders to come to an agreement with respect to certain matters as hereinafter described.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Withdrawal of Shareholder Nomination. Effective upon the execution of this Agreement, Impala irrevocably withdraws all director nominations and candidates and any related materials or notices submitted to the Company in connection therewith or related thereto, including the Nomination Notice.
2.    Additional Independent Director. After the conclusion of the 2020 Annual Meeting, the following process will apply for the purpose of appointing one new director to the Board (the “Additional Independent Director”) by July 31, 2020 by adding a director or by filling a vacancy created by any member of the Board being unable or ceasing to serve on the Board due to death, disability or resignation:
(a)Impala shall be entitled to submit on a private basis to the Board and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) up to two individuals to serve as the Additional Independent Director, each of whom must meet the Minimum Criteria (as defined below), and the Nominating Committee shall be entitled to submit to Impala up to two individuals to serve as the Additional Independent Director, each of whom must meet the Minimum Criteria. Each party shall share with the other the written background materials it has regarding the candidates it is submitting.
(b)Impala shall, in good faith, consider and approve or deny (which approval shall not be unreasonably withheld, conditioned or delayed) each candidate for the Additional Independent Director submitted by the Nominating Committee within ten Business Days. The Nominating Committee shall, in good faith and consistent with its fiduciary duties, consider and approve or deny each candidate for the Additional Independent Director submitted by Impala within ten Business Days after the Nominating Committee has satisfactorily completed its customary due diligence process (including its review of a

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questionnaire for directors and director nominees, a background check and interviews); provided that the commencement of such due diligence process shall not be unreasonably delayed.
(c)If the process described in Sections 2(a) and 2(b) does not result in a candidate submitted by one party that is approved for appointment as the Additional Independent Director by the other party, then the process shall be repeated, except that each party shall be entitled to propose only one candidate in each instance, until a candidate submitted by one party is approved for appointment as the Additional Independent Director by the other party.
(d)After the process described in Sections 2(a), 2(b) and 2(c) results in a candidate submitted by one party that is approved for appointment as the Additional Independent Director by the other party, the Board shall promptly appoint such candidate as the Additional Independent Director effective immediately with a term expiring at the 2021 Annual Meeting; provided, however, that if, as a result of the process described in Sections 2(a), 2(b) and 2(c), there is more than one candidate that was submitted by one party and approved for appointment as the Additional Independent Director by the other party (including, for example, two candidates submitted by one party or one candidate submitted by one party and a second candidate submitted by the other party), then the Board shall select the candidate to be appointed as the Additional Independent Director from among the approved candidates; provided, further, that the appointment of any director shall be subject to the Board’s exercise of its fiduciary duties. The Board shall further nominate the Additional Independent Director on the Company's slate of director nominees for election at the 2021 Annual Meeting and shall solicit shareholder support for the election of the Additional Independent Director in the same manner and to the same degree as for all other Company nominees.
(e)If, prior to the appointment of the Additional Independent Director, a vacancy on the Board has not been created due to a Board member being unable or ceasing to serve on the Board due to death, disability or resignation, then the Board shall take all such action as is necessary to increase the size of the Board to accommodate the appointment of the Additional Independent Director.
(f)“Minimum Criteria” shall mean that an individual (i) is not prohibited or disqualified from serving as a director of the Company pursuant to the Company’s by-laws, policies, codes of conduct and ethics, or corporate governance guidelines or any rule or regulation of the SEC or New York Stock Exchange (“NYSE”) or by applicable law, (ii) qualifies as an “independent director” with respect to the Company under the applicable standards of the NYSE and the SEC and (iii) is not, and has not been within the last five years, an Affiliate or Associate of Impala.
(g)Notwithstanding the foregoing, the process contemplated by this Section 2 shall not apply to a seat on the Board for the individual who the Board chooses as the Chief Executive Officer of the Company to succeed the Company’s Acting President and Chief Executive Officer as of the date of this Agreement.
If at any time Impala ceases to beneficially own at least the lesser of 1,528,376 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) or 1% of the then-outstanding shares of Common Stock in the aggregate as reflected in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the

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SEC after the date hereof (the “Ownership Minimum”) solely because of divestitures of Common Stock by Impala, the rights of Impala and obligations of the Company pursuant to this Section 2 shall terminate immediately. While the Additional Independent Director serves as a member of the Board, the Additional Independent Director shall receive compensation (including equity-based compensation, if any) for Board and committee service and benefits (including expense reimbursements) on the same basis as all other non-employee directors of the Company. The Additional Independent Director, upon appointment to the Board, shall have the same rights and benefits as any other Board members and shall be governed by and required to comply with (i) all applicable laws and regulations, and (ii) all of the same policies, processes, procedures, codes, rules, standards, and guidelines applicable to members of the Board. The Additional Independent Director shall be considered by the Nominating Committee for inclusion on committees of the Board in good faith in a manner consistent with other members of the Board for which purpose his or her respective qualifications and experience will be reasonably considered. In addition, to the extent the timing of the Company’s search for a Chief Executive Officer of the Company reasonably allows it, the Additional Independent Director shall have an opportunity to be involved in the Board’s search for a Chief Executive Officer of the Company to succeed the Company’s Acting President and Chief Executive Officer as of the date of this Agreement.
3.    Voting Commitment. Impala shall, or shall cause its Representatives to, appear in person or by proxy at the 2020 Annual Meeting and vote all shares of Common Stock beneficially owned by it and over which it has voting power in accordance with the Board’s recommendations as such recommendations of the Board are set forth in the definitive proxy statement filed in respect thereof with respect to (a) the election, removal and/or replacement of directors and (b) any other proposal submitted to the shareholders at the 2020 Annual Meeting, in each case as such recommendation of the Board is set forth in the definitive proxy statement filed in respect thereof.
4.    Standstill. From the date of this Agreement until the date that is 15 calendar days prior to the last day of the advance notice period for the submission by shareholders of non-proxy access director nominations for the 2021 Annual Meeting (as set forth in the advance notice provisions of the articles of incorporation and by-laws of the Company) (the “Standstill Period”), without the prior consent of the Board, Impala shall not, and shall instruct its Affiliates not to, directly or indirectly (in each case, except as permitted by this Agreement):
(a)acquire, offer to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through Synthetic Equity Interests or otherwise, any voting securities of the Company (other than through a broad-based market index) or any voting rights decoupled from the underlying voting securities that would result in the ownership or control of, or other beneficial ownership interest in, 9.9% or more of the then-outstanding shares of Common Stock in the aggregate as reflected in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the SEC;
(b)(i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Shareholder Meeting at which the

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Company’s directors are to be elected; (ii) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any election contest or removal contest at any Shareholder Meeting with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any shareholder proposal for consideration at, or bring any other business before, any Shareholder Meeting; (iv) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any shareholder proposal for consideration at, or other business brought before, any Shareholder Meeting; or (v) knowingly initiate, encourage or participate in any “withhold,” “against” or similar campaign with respect to any Shareholder Meeting;
(c)form, join or in any way participate in any group or agreement of any kind with respect to any voting securities of the Company, including in connection with any election or removal contest with respect to the Company’s directors or any shareholder proposal or other business brought before any Shareholder Meeting (other than with Impala or one or more of its Affiliates and Associates that agree to be bound by the terms and conditions of this Agreement);
(d)deposit any voting securities of the Company in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof (other than any such voting trust, arrangement or agreement solely among Impala and its Affiliates and otherwise in accordance with this Agreement);
(e)seek, alone or in concert with others, to amend or waive any provision of the Company’s articles of incorporation or by-laws;
(f)demand a copy of the Company’s list of shareholders or an inspection of the Company’s other books and records;
(g)take any action in support of or make any proposal or request that constitutes (or would constitute if taken): (i) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the voting standard with respect to director elections, number of directors or term of directors or to fill any vacancies on the Board, (ii) any change in the capitalization, stock repurchase programs and practices, or dividend policy of the Company, (iii) any other change in the Company’s management, governance, business, corporate structure, affairs or policies, (iv) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (v) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(h)effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries; (ii) tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving any of the voting securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;

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(i)call or seek to call, or request the call of, alone or in concert with others, any Shareholder Meeting;
(j)make any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement other than through non-public communications with the Company that would not be reasonably expected to result in or involve public disclosure obligations for any party;
(k)take any action challenging the validity or enforceability of this Section 4 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement; or
(l)enter into any negotiations, agreements or understandings with any Third Party with respect to the foregoing, or advise, assist, encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing.
Nothing in this Section 4 shall be deemed to prohibit Impala from making any disclosure required by rule, law, regulation or legal process or as requested by regulatory or judicial authority; provided that any such disclosures by Impala or its Affiliates complies (i) with all existing confidentiality obligations of Impala with respect to the Company, including under Section 7, and (ii) would not be used to circumvent Impala’s obligations under Section 4(a) through Section 4(l).
5.    Mutual Non-Disparagement. Prior to the expiration of the Standstill Period, and without limiting the obligations of Impala under Section 7, no party shall, nor shall it permit any of its Representatives to, without the prior written consent of the other party, make any public statement that constitutes or would reasonably be expected to constitute an ad hominem attack on or otherwise disparages any other party, any other party’s current and former directors in their capacity as such, officers or employees (including with respect to such persons’ service at the other party), any other party’s business or subsidiaries, or any other party’s subsidiaries’ business or any of its or its subsidiaries’ current directors, officers or employees, including the business and current or former directors, officers and employees of such other party’s controlled Affiliates, as applicable. The restrictions in this Section 5 shall not apply (a) in any compelled testimony or production of information, whether by legal process or subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case, to the extent required, or (b) after consultation with outside counsel, to any disclosure required by applicable law, rules or regulations.
6.    No Litigation. Prior to the expiration of the Standstill Period, each party covenants and agrees that it shall not, and shall not permit any of its Representatives to, directly or indirectly, alone or in concert with others, encourage, pursue or assist any other person to threaten or initiate any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against any other party or any of its Representatives, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement, (b) counterclaims with respect to any proceeding initiated by or on behalf of one party or its Affiliates against the other party or its Affiliates and (c) the exercise of statutory appraisal rights; provided, however, that the foregoing shall not prevent any party or any of its

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Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes in connection with any Legal Proceeding (each, a “Legal Requirement”) if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to such other party (except where such notice would be legally prohibited or not practicable). Each of the parties represents and warrants that neither it nor any assignee has filed any lawsuit against any other party.
7.    Public Statements; Confidentiality.
(a)Within four business days after the execution of this Agreement, the Company will file a Current Report on Form 8-K (the “Form 8-K”) to report the parties’ entry into this Agreement. The Form 8-K shall be consistent with the terms of this Agreement. The Company shall provide Impala with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any comments of Impala. The Company will also disclose this Agreement in its definitive proxy statement relating to the 2020 Annual Meeting in a manner consistent with the manner in which it is disclosed in the Form 8-K. (The disclosures contemplated by this Section 7(a), the “Agreement Disclosures”.)
(b)Without the prior written consent of the Company, Impala shall not, and shall cause its Representatives not to, disclose to any other person, including by issuing any press release, making any public statement, speaking on the record or on background with the media or otherwise, (i) this Agreement, its existence or any of its terms or conditions or (ii) that discussions or negotiations have taken place between the parties with respect to this Agreement or the subject matter of this Agreement or the Agreement Disclosures (such information in clauses (i) and (ii), the “Agreement Information”). Subject to Section 7(c), Impala hereby agrees and acknowledges that, except as provided in Section 7(a), the Company shall retain full and final authority, in its sole and absolute discretion, with respect to the disclosure, if any, of any Agreement Information.
(c)In the event that Impala or any of its Representatives are required by applicable Legal Requirement to disclose any of the Agreement Information, Impala will promptly notify (except where such notice would be legally prohibited) the Company in writing by email and Federal Express so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such a remedy, Impala will provide such cooperation as the Company shall reasonably request and not oppose such remedy), at the Company’s sole cost and expense. Nothing herein shall be deemed to prevent Impala or its Representatives, as the case may be, from honoring a Legal Requirement that requires discovery, disclosure or production of the Agreement Information if (i) Impala produces or discloses only that portion of the Confidential Information that Impala’s legal counsel advises Impala is legally required to be so produced or disclosed and Impala informs the recipient of such Agreement Information of the existence of this Agreement and the confidential nature of such Agreement Information, or (ii) the Company consents in writing to having the Agreement Information produced or disclosed pursuant to the Legal Requirement.

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8.    Affiliates and Associates. Each party hereto shall instruct its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. A breach of this Agreement by a controlled Affiliate or Associate of a party, if such controlled Affiliate or Associate is not a party, shall be deemed to occur if such controlled Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Associate was a party to the same extent as a party to this Agreement.
9.    Representations and Warranties.
(a)Impala represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby and that this Agreement has been duly and validly executed and delivered by Impala, constitutes a valid and binding obligation and agreement of Impala and is enforceable against Impala in accordance with its terms. Impala represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of, the organizational documents of Impala as currently in effect and that the execution, delivery and performance of this Agreement by it do not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to Impala or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Impala is a party or by which it is bound. Impala represents and warrants that, as of the date of this Agreement, it beneficially owns an aggregate of 2,683,703 shares of Common Stock, has voting authority over such shares, and owns no Synthetic Equity Interests or any Short Interests in the Company.
(b)The Company represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms. The Company represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of, the organizational documents of the Company as currently in effect and that the execution, delivery and performance of this Agreement by the Company do not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

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10.    Expenses. Each of the Company and Impala shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the matters contemplated hereby, including legal fees and expenses incurred in connection with the negotiation and execution of this Agreement and all other activities related to the foregoing; provided, however, that the Company shall reimburse Impala $425,000 within five Business Days, which represents 50% of Impala’s actual and estimated out-of-pocket fees and expenses (including legal fees and expenses) actually incurred in connection with Impala’s involvement with the Company prior to the date hereof and the negotiation and execution of this Agreement.
11.    Mutual Release.
(a)The Company, on the one hand, and Impala, on the other hand, on behalf of themselves and for all of their past and present affiliated, associated, related, parent and subsidiary entities, divisions, joint ventures, partnerships, successors, assigns, associated investment funds or companies, management companies, and the respective owners, officers, directors, partners, members, managers, principals, parents, subsidiaries, predecessor entities, agents, representatives, employees, shareholders, advisors, consultants, attorneys, heirs, executors, administrators, successors and assigns of any such person or entity, security holders of any such person or entity, and any other person claiming (now or in the future) through or on behalf of any of such persons or entities (collectively, “Released Persons”), irrevocably and unconditionally release, settle, acquit and forever discharge the other party and all of the other party’s Released Persons from, and covenant not to sue the other party and all of the other party’s Released Persons with respect to, any and all causes of action, claims, liabilities, actions, rights, judgments, obligations, guarantees, damages, amounts, demands, losses, controversies, contentions, complaints, promises, accountings, bonds, bills, debts, dues, sums of money, expenses, specialties, fees, and costs (whether direct, indirect or consequential, incidental or otherwise including attorney’s fees or court costs, of whatever nature) incurred in connection therewith of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, claimed or unclaimed, asserted or unasserted, fixed or contingent, accrued or unaccrued, past or present, in their own right, representatively, derivatively or in any other capacity, in law or in equity or liabilities of whatever kind or character, arising under federal, state, foreign, or common law or the laws of any other relevant jurisdiction (the “Claims”), that have arisen, could have arisen, arise now, or hereafter may arise out of or relate in any manner to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, arising out of, relating to, or in connection with in any way to (i) the nomination of directors for election at the 2020 Annual Meeting and the Nomination Notice and (ii) the negotiation of this Agreement (including the exhibits hereto) (collectively, the “Released Claims”). It is further understood and agreed that it is the desire of the parties to fully, finally, and forever settle, compromise, and discharge any and all disputes and claims between them arising out of, or relating or connecting in any way to the Released Claims, or any similar matter or issues, whether known or unknown.
(b)The parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those that they now know, anticipate or believe to be true related to or concerning the Released Claims. The parties know that such currently unknown or unappreciated facts could materially affect the claims or defenses of a party or parties. It is

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nonetheless the intent of the parties to give a full, complete and final release and discharge of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact. To that end, the parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, under which a general release does not extend to claims that the parties do not know or suspect to exist in their favor at the time of executing the release that if known by the parties might have affected the parties’ settlement. The parties acknowledge and agree that the inclusion of this Section 11 was separately bargained for and is a material term of this Agreement.
12.    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) if given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section:
If to the Company:
Harley-Davidson, Inc.
3700 West Juneau Avenue
Milwaukee, Wisconsin 53208
Attention: Paul J. Krause
Email: Paul.Krause@harley-davidson.com

With a copy to (which shall not constitute notice):

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention: Patrick G. Quick and Phillip M. Goldberg
Email: PGQuick@foley.com and PGoldberg@foley.com

If to Impala:

c/o Impala Asset Management LLC
107 Cherry Street, 2nd Floor
New Canaan, Connecticut 06840
Attention: Robert Bishop
Email: Robert.Bishop@impalafunds.com

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With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Eleazer Klein and William Tevlin
Email: eleazer.klein@srz.com and william.tevlin@srz.com
13.    Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without giving effect to its conflict of laws principles. The parties hereto agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in the state and federal courts located in the State of Wisconsin, and any appellate court from any such state or federal court. Each party hereto waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party hereto consents and agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth in Section 12 shall be effective service of process for any Legal Proceeding brought against them. Nothing contained herein shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
14.    Specific Performance. The parties to this Agreement acknowledge and agree that the other party would be irreparably injured by an actual breach of this Agreement by the other party or its Representatives and that monetary remedies may be inadequate to protect either party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to seek equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if the other party or any of its Representatives breaches or threatens to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching party.
15.    Certain Definitions and Interpretations. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or Impala, as applicable; provided, further, that, for purposes of this Agreement, Impala shall not be an Affiliate or Associate of the Company and the Company shall not be an Affiliate or Associate of Impala; (b) the term “Annual Meeting” means each annual meeting of shareholders of the

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Company and any adjournment, postponement, reschedulings or continuations thereof; (c) the terms “beneficial ownership,” “group,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder; (d) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York or Wisconsin are authorized or obligated to be closed by applicable law; (e) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (f) the term “Representatives” means (i) a person’s Affiliates and Associates and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates; (g) the term “SEC” means the U.S. Securities and Exchange Commission; (h) the term “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities; (i) the term “Shareholder Meeting” means each annual or special meeting of shareholders of the Company and any adjournment, postponement, reschedulings or continuations thereof; (j) the term “Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions is determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (iii) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; and (k) the term “Third Party” refers to any person that is not a party hereto, a member of the Board, a director or officer of the Company, or legal counsel to any party. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation”; (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

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16.    Miscellaneous.
(a)This Agreement contains the entire agreement between the parties and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.
(b)This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.
(c)This Agreement shall not be assignable by operation of law or otherwise by a party hereto without the consent of the other parties hereto. Any purported assignment without such consent is void. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party hereto.
(d)Neither the failure nor any delay by a party hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
(e)If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties hereto that the parties hereto would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties hereto agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.
(f)Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party hereto.
(g)This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall have the same effect as physical delivery of the paper document bearing the original signature.
(h)Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed this Agreement with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require

124834-9001-6440.3

interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.
(i)The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.
[Signature Page Follows]

134834-9001-6440.3

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

HARLEY-DAVIDSON, INC.
Date: March 30, 2020	By:	/s/ Paul J. Krause
Paul J. Krause
Assistant General Counsel

IMPALA MASTER FUND LTD.

	By:	Impala Asset Management LLC, its investment manager

	By:	/s/ Robert J. Bishop
Robert J. Bishop
Chief Investment Officer

IMPALA ASSET MANAGEMENT LLC

	By:	/s/ Robert J. Bishop
Robert J. Bishop
Chief Investment Officer

[Signature Page to Settlement Agreement]